STOCK PLEDGE AND SECURITY AGREEMENT


            Stock Pledge and Security Agreement (this "Pledge Agreement"), dated as of the 30th day of April, 1998, by TII INDUSTRIES, INC., having its principal place of business at 1385 Akron Street, Copiague, New York 11726 ("Pledgor"), to and in favor of BNY FINANCIAL CORPORATION, having an office at 1290 Avenue of the Americas, New York, New York 10104 ("Pledgee").

                              W I T N E S S E T H:

            WHEREAS, Pledgee and Pledgor are contemporaneously herewith entering into financing arrangements pursuant to which Pledgee may make loans and advances and provide other financial accommodations to Pledgee as set forth in the Revolving Credit, Term Loan and Security Agreement, dated of the date herewith, by and among Pledgee, Pledgor and TII Corporation (the "Credit Agreement") together with various other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including but not limited to, this Agreement (all of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

            WHEREAS,  in order to induce  Pledgee  to enter  into the  Financing
Agreements and to make loans and advances and provide other financial accommodations pursuant thereto, Pledgor has agreed to grant to Pledgee certain collateral security as set forth herein;

            WHEREAS, Pledgor is now the direct and beneficial owner of all of the shares of capital stock described on SCHEDULE A hereto (the "Pledged Securities"); and

            WHEREAS, Pledgor has agreed to secure the payment and performance of its obligations under the Financing Agreements, by (i) executing and delivering to Pledgee this Pledge Agreement, (ii) delivering to Pledgee the Pledged Securities which are registered in the name of Pledgor, together with appropriate powers duly executed in blank by Pledgor, and (iii) delivering to Pledgee any and all other documents which Pledgee deems necessary to protect Pledgee's interests hereunder;



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            NOW, THEREFORE,  in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Pledgor hereby agrees as follows:

            1.    CERTAIN DEFINITIONS

                  As used above and elsewhere in this Pledge Agreement the following terms shall have the following meanings (all terms defined in the Uniform Commercial Code which are not otherwise defined herein or in the Credit Agreement, shall have the meanings set forth therein):

                  (a) "ISSUERS" shall mean and include each and every issuer of the Pledged Securities.

                  (b) "PLEDGED PROPERTY" shall mean and include the (i) Pledged Securities, together with all cash dividends, stock dividends, redemptions, stock, securities options, substitutions, exchanges and other distributions now or hereafter distributed by any of the Issuers with respect to the Pledged Securities hereinafter be delivered into the possession of Pledgee,
(ii) Pledgor's records with respect to the foregoing, and (iii) the proceeds of all of the foregoing.

                  (c) CREDIT AGREEMENT TERMS. Terms used herein which are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

            2.    PLEDGE AND GRANT OF SECURITY INTEREST

                  As security for the prompt and unconditional payment and performance when due of its Obligations to Pledgee, Pledgor hereby pledges, hypothecates, assigns, transfers and sets over to Pledgee, the Pledged Property, and grants to Pledgee a continuing security interest in the Pledged Property and the proceeds thereof.

            3.    REPRESENTATIONS, COVENANTS AND WARRANTIES

                  Pledgor hereby covenants, represents and warrants, that:

                  (a)   The Pledged  Securities are authorized,  validly issued,
fully paid and non-assessable capital stock of the respective Issuers, constitute Pledgor's entire interest in the Issuers (except that it constitutes sixty-five percent (65%) of the stock of Crown) and constitute all of the issued and outstanding shares of capital stock of Issuers;


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                  (b)   The   Pledged   Property   is   directly,   legally  and
beneficially owned by Pledgor free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except in favor of Pledgee;

                  (c) The Pledged Property is not subject to any restrictions relative to the transfer thereof, except as required by applicable law, and Pledgor has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions, except as otherwise provided herein;

                  (d) The Pledged Property is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party is necessary to the validity of this Pledge Agreement which has not been obtained and a copy of which has not been furnished to Pledgee;

                  (e) During the term of this Pledge Agreement, if Pledgor shall receive, have registered in its name or become entitled to receive or acquire, or have registered in its name any stock certificate, option, or right with respect to the securities of any Issuer (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with any reclassification of the Pledged Securities) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property, Pledgor agrees to accept same as Pledgee's agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee's agent or bailee in the form received, with the endorsement(s) of Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee's agent or bailee subject to the terms hereof, or if any of the foregoing is uncertificated, register same with the Pledgee's security interest noted therein as further security for Pledgor's Obligations to Pledgee;

                  (f) During the term of this Pledge Agreement, Pledgor shall not directly or indirectly sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property;

                  (g) So long as no default has occurred and is continuing, Pledgor shall have the right to vote and exercise all corporate rights and to receive cash dividends or real or personal property distributed by any Issuer with respect to the Pledged Securities, provided that any stock of any Issuer, or any options with respect to stock of any Issuer, so distributed shall be subject to the security interest therein of Pledgee, as provided in subparagraph
(e) above; and


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                  (h)   During the term of this Pledge Agreement,  Pledgor shall
not permit any Issuer, directly or indirectly, to issue, sell, grant, assign, transfer or otherwise dispose of, any additional shares of capital stock of the Issuer or any option or warrant with respect to, or other right or security convertible into, any additional shares of capital stock of such Issuer, now or hereafter authorized, unless all such additional shares, options, warrants, rights or other such securities are made and shall remain part of the Pledged Property subject to the first priority security interest granted herein.

      4.    EVENTS OF DEFAULT

            The occurrence of an Event of Default under the Credit Agreement shall constitute a default under this Pledge Agreement.

      5.    REMEDIES AFTER DEFAULT

            Immediately upon the occurrence of a default, and during the continuance thereof, in addition to all other rights and remedies of Pledgee, whether provided under law, the Financing Agreements or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, the Pledgor, except as such notice or consent is expressly provided for hereunder:

            (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct the Issuers (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Property in the name of Pledgee or in the name of Pledgee's nominee and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee and, in furtherance of the foregoing, Pledgor shall execute and deliver to Pledgee together herewith a Special Power of Attorney in the form of EXHIBIT 1 hereto. After said instruction, and without further notice, Pledgee may exercise all voting and corporate rights with respect to the Pledged Securities and may exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Securities as if Pledgee were the absolute owner thereof, including without limitation, the right to exchange, at its discretion, any and all of the Pledged Securities upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in doing so.


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            (b)   In  addition  to all of the rights and  remedies  of a secured party under the Uniform Commercial Code or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor, or any other Person
(all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, brokers board or at any of Pledgee's offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk by Pledgee, with Pledgee having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Pledgee hereunder (including, without limitation, appraisal, accountants, and attorneys' fees and legal expenses whether or not due) shall be applied in such order and manner as Pledgee may determine in its sole discretion. Pledgor agrees that five
(5) business days prior notice by Pledgee, sent by certified mail, postage prepaid, designating the date after which a private sale may take place or a public auction may be held, is reasonable notification of such matters.

            (c) Pledgor recognizes that Pledgee may be unable to effect a public sale of all or part of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Property or any part thereof, the same shall not, be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell the Pledged Property, or such part thereof, by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgor acknowledges and agrees that private sales so made may be at prices and other terms less favorable to the seller than if the Pledged Property were sold at public sale, and that Pledgee has no obligation to delay the sale of any Pledged Property for the period of time necessary to permit the Issuer of the Pledged Property, even if such Issuer would agree, to register the

Pledged Property for public sale under such applicable securities laws. Pledgor acknowledges and agrees that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

            (d) All of the Pledgee's rights and remedies, including but not limited to the foregoing and those otherwise arising under this Pledge Agreement, the Financing Agreements, the instruments and securities comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

      6.    FURTHER ASSURANCES

            Pledgor agrees that at any time, and from time to time, upon the request of Pledgee, Pledgor will execute and deliver such further documents, including but not limited to stock powers, or other appropriate instruments of transfer in form reasonably satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder, in conformity with applicable law.

      7.    MISCELLANEOUS

            (a) Pledgee or Pledgee's agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to Pledgor. Upon the termination of the Financing Agreements and the indefeasible payment in full of Pledgor's Obligations to Pledgee this Agreement shall terminate and Pledgee shall execute and deliver all instruments as may be necessary or proper to return or release its security interest in the Pledged Property.

            (b) No course of dealing between Pledgor and Pledgee, nor any failure or delay by Pledgee to exercise any right, power or privilege under this Pledge Agreement, the Financing Agreements or under any of the other documents or agreements between Pledgor and Pledgee, shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Pledge Agreement shall be effective unless the same shall be in writing and signed by Pledgee, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

            (c) This Pledge Agreement may not be changed, modified or amended, in whole or in part, except by a writing signed by Pledgor and Pledgee.

            (d) The provisions of this Pledge Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall attach only to such clause or provision in any such jurisdiction or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

            (e) THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT WHETHER ARISING OUT OF, UNDER OR BY REASON OF THIS PLEDGE AGREEMENT OR THE PLEDGED PROPERTY.

            (f) This Pledge Agreement shall inure to the benefit of Pledgor and Pledgee and their respective successors and assigns permitted under the Financing Agreements, and shall be binding upon Pledgor and its successors and assigns permitted under the Financing Agreements until all of the Pledgor's Obligations to Pledgee have been indefeasibly paid in full.

            (g) In the event any term or provision of this Pledge Agreement conflicts with any term or provision of the Financing Agreements, such term or provision of the Financing Agreements shall control.

      8.    GOVERNING LAW

            THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES). ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE PLEDGOR WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, THE PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS PLEDGE AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PLEDGEE TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE


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COURTS  OF  ANY  OTHER  JURISDICTION.   THE  PLEDGOR  WAIVES  ANY  OBJECTION  TO
JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDINGS BY THE PLEDGOR AGAINST THE PLEDGEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK.

            IN WITNESS WHEREOF, the undersigned has caused these presents to be duly executed and delivered on the day and year first above written.

                                                 PLEDGOR:

                                                 TII INDUSTRIES, INC.

                                                 By:    /S/ PAUL SEBETIC
                                                       -------------------------

                                                 Title: VICE PRESIDENT-FINANCE
                                                       -------------------------


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                                   SCHEDULE A

                               PLEDGED SECURITIES


                                Class           Certificate       Number
Issuer                          of Stock        Number            of Shares
------                          --------        ------            ---------

Crown Tool & Die Company, Inc.  Common            4                   650

TII International, Inc.         Common            1                 1,000

                                    EXHIBIT 1
                            SPECIAL POWER OF ATTORNEY

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

            KNOW ALL MEN BY THESE PRESENTS, that TII INDUSTRIES, INC. having an office at 1385 Akron Street, Copiague, New York 11726 (hereinafter "Pledgor"), hereby appoints and constitutes BNY FINANCIAL CORPORATION, (hereinafter "Pledgee") and each officer thereof, its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Pledgor at any time after the occurrence and during the continuance of a default under the Pledge Agreement (as hereinafter defined):

            1. Execution and delivery of any and all agreements, documents, instruments of assignment, or other papers which Pledgee in its reasonable discretion, deems necessary or advisable for the purpose of assigning, selling, or otherwise disposing of all of the right, title, and interest of Pledgor in and to the Pledged Securities, as defined in the Pledge Agreement, together with all cash dividends, stock dividends, redemptions, securities or substitutions, exchanges or other distributions now or hereafter pledged, assigned or otherwise transferred to Pledgee by Pledgor in respect of the Pledged Securities and all registrations, recordings, reissues, extensions, and renewals thereof, or for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing.

            2. Execution and delivery of any and all documents, statements, certificates or other papers which Pledgee in its sole discretion, deems necessary or advisable to further the purposes described in paragraph 1 hereof.

            This Power of Attorney, being a power coupled with an interest, is made pursuant to a Stock Pledge and Security Agreement between Pledgor and Pledgee dated of even date herewith (the "Pledge Agreement") and may not be revoked until indefeasible payment in full of all Pledgor's "Obligations", as such term is defined in the Pledge Agreement.

Dated as of April ___, 1998
                                            PLEDGOR:
                                            TII INDUSTRIES, INC.

                                            By: __________________________

                                            Title: _______________________